As filed with the Securities and Exchange Commission on June 4, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under the Securities Act of 1933

CELCUITY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	82-2863566
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

16305 36th Avenue North, Suite 100

Minneapolis, Minnesota 55446

(Address of Principal Executive Offices and Zip Code)

Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan

Celcuity Inc. 2017 Employee Stock Purchase Plan

(Full Titles of the Plans)

Brian F. Sullivan

Chief Executive Officer

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

(763) 392-0767

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan R. Zimmerman Griffin D. Foster

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center 90 South Seventh Street

Minneapolis, MN 55402

(612) 766-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

The purpose of this Registration Statement is to register (i) 3,371,432 additional shares of the registrant’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance under the registrant’s Amended and Restated 2017 Stock Incentive Plan, and (ii) 185,716 additional shares of Common Stock reserved for issuance under the registrant’s 2017 Employee Stock Purchase Plan. This Registration Statement is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities, and pursuant to such instruction, the contents of the Registration Statements on Form S-8 (File Nos. 333-221117, 333-238787, 333-253940, 333-256500, 333-265328, 333-270238, 333-271976, and 333-279556) are incorporated herein by reference, except for Item 8, Exhibits.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description
5.1	Opinion of Faegre Drinker Biddle & Reath LLP
23.1	Consent of Boulay PLLP
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page hereof)
99.1	Celcuity Inc. 2017 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1/A filed on September 12, 2017)
99.2	Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 16, 2025)
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 4, 2025.

CELCUITY INC.

By:	/s/ Brian F. Sullivan
Brian F. Sullivan Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers of Celcuity Inc. hereby severally constitute and appoint Brian F. Sullivan and Vicky Hahne as attorneys-in-fact for the undersigned, each of them singly, with full and several power of substitution for, and in the name, place and stead of, the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act, any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian F. Sullivan	Chief Executive Officer (Principal Executive Officer),	June 4, 2025
Brian F. Sullivan	Director and Chairman

/s/ Vicky Hahne	Chief Financial Officer (Principal Financial and	June 4, 2025
Vicky Hahne	Accounting Officer)

/s/ Lance G. Laing	Chief Science Officer, Vice President and Secretary,	June 4, 2025
Lance G. Laing	and Director

/s/ Richard E. Buller	Director	June 4, 2025
Richard E. Buller

/s/ David F. Dalvey	Director	June 4, 2025
David F. Dalvey

/s/ Leo T. Furcht	Director	June 4, 2025
Leo T. Furcht

/s/ Polly A. Murphy	Director	June 4, 2025
Polly A. Murphy

/s/ Richard J. Nigon	Director	June 4, 2025
Richard J. Nigon